CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 57 to Registration Statement No. 002-87775 on Form N-1A of our report dated February 22, 2012, relating to the financial statements and financial highlights of the Conservative Allocation Fund, Moderate Allocation Fund, Aggressive Allocation Fund, Money Market Fund, Bond Fund, High Income Fund, Diversified Income Fund, Equity Income Fund, Large Cap Value Fund, Large Cap Growth Fund, Mid Cap Fund, Small Cap Fund, International Stock Fund, Madison Target Retirement Fund 2020, Madison Target Retirement Fund 2030, Madison Target Retirement Fund 2040, and Madison Target Retirement Fund 2050, each a series of Ultra Series Fund, appearing in the Annual Report on Form N-CSR of Ultra Series Fund for the periods ended December 31, 2011, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

(signature)
Deloitte & Touche LLP

Milwaukee, WI
April 26, 2012